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                                                                    EXHIBIT 99.1

                                                           NEWS RELEASE
[LAKES LOGO]                                               LAKES GAMING, INC.
                                                           130 CHESHIRE LANE
Lakees Gaming, Inc.                                        MINNETONKA, MN  55305
                                                           952-449-9092
                                                           952-449-9353 (FAX)
                                                           WWW.LAKESGAMING.COM
                                                           TRADED: NASDAQ "LACO"

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FOR FURTHER INFORMATION CONTACT:

Timothy J. Cope 952-449-7030
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FOR IMMEDIATE RELEASE:
Friday, March 1, 2002


                      LAKES GAMING ANNOUNCES INVESTMENT IN
                                WORLD POKER TOUR

MINNEAPOLIS, MARCH 1, 2002 - LAKES GAMING, INC. (NASDAQ "LACO") today announced that it has signed a letter of intent with respect to an investment in a joint venture with Steven Lipscomb, an experienced producer of televised poker tournaments. The purpose of this joint venture would be to launch the World Poker Tour and establish poker as the next significant televised mainstream sport. The terms of this investment would require Lakes to make an investment of $100,000 for an approximate 78% ownership position in the joint venture. Lakes would also be required to lend up to $3.2 million to the joint venture as needed. The joint venture would issue a note to Lakes at 6.2% interest per annum with principal payable at the end of three years. The Lakes' note would be secured by a blanket security interest in all assets of the joint venture. If certain predetermined goals are not achieved by the joint venture, Lakes would have the right to stop advances on the note. If Lakes were to elect to stop funding the joint venture, all outstanding principal amounts would be due one year from the date Lakes stopped funding.

Lyle Berman, Chairman of the Board and Chief Executive Officer of Lakes said, "It is estimated that well over fifty million people play poker on a regular basis - either in card rooms and casinos or in their own organized `home games' and we are very excited to be a part of the World Poker Tour."

The Company currently has development and management agreements with four separate Tribes for four new casino operations, one in Michigan, two in California and one with the Nipmuc Nation on the East Coast. In addition, the Company has agreements for the development of one additional casino on Indian-owned land in California through a joint venture with MRD Gaming.




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Lakes Gaming, Inc. common shares are traded on the Nasdaq National Market under the trading symbol "LACO".



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The Private Securities Litigation Reform Act of 1995 provides a "safe harbor"
for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made or to be made by the Company) contains statements that are forward-looking, such as statements relating to plans for future expansion and other business development activities as well as other capital spending, financing sources and the effects of regulation (including gaming and tax regulation) and competition. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of the Company. These risks and uncertainties include, but are not limited to, those relating to development and construction activities, dependence on existing management, domestic or global economic conditions, activities of competitors and the presence of new or additional competition, fluctuations and changes in customer preferences and attitudes, changes in federal or state tax laws or the administration of such laws and changes in gaming laws or regulations (including the legalization of gaming in certain jurisdictions). For more information, review the Company's filings with the Securities and Exchange Commission.
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